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                             FORBEARANCE AGREEMENT



          FORBEARANCE AGREEMENT dated as of the ___ day of February, 2000, between MAGNA INTERNATIONAL INC., a corporation organized under the laws of the Province of Ontario, Canada (including any successor thereto, "Magna"), and MAGNA ENTERTAINMENT CORP., a corporation organized under the laws of the State of Delaware (including any successor thereto, the "Company").

                                  WITNESSETH:
                                  ----------

          WHEREAS Magna has invested approximately $550,000,000 in the Company and its subsidiaries pursuant to the transfer of certain assets, the cancellation of certain intercompany indebtedness and the subscription for shares of the Company;

          WHEREAS Magna intends to distribute by means of a special stock dividend approximately 15.7 million shares of the Class A Subordinate Voting Stock of the company or exchangeable shares of MEC Holdings (Canada), Inc. a subsidiary of the Company to Magna's shareholders, thereby causing the Company to become a separate publicly held company;

          WHEREAS Magna owns, and immediately after such distribution will continue to own, outstanding shares of the Company that carry a majority of the aggregate voting power of all the Company's outstanding voting shares; and

          WHEREAS Magna intends, for the express benefit of the holders from time to time of its outstanding Class A Subordinate Voting Shares, to set forth in a manner enforceable by such holders against Magna the restrictions on Magna's conduct as specified herein.

          NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Definitions.  For the purposes of this Agreement, the following
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terms shall have the definitions assigned to them below:

          (a)  "Affiliate" shall have the meaning specified in Rule 12b-2 under
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the Exchange Act.

          (b)  "Control" and "Controlled" shall have the meaning specified in
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Rule 12b-2 under the Exchange Act.
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          (c) "Controlled Affiliate"  means any Affiliate of Magna that is
               --------------------
Controlled by or under common Control with Magna; provided, however, that
                                                  --------  -------
"Controlled Affiliate" shall not include a Stronach Affiliate.

          (d) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as
               ------------
amended, and any successor statute.

          (e) "Person" shall mean any individual, corporation,
               ------
partnership, trust, association or other entity of any kind.

          (f) "Shareholder Consent" shall mean the consent or approval given by
               -------------------
holders of at least a majority of the votes cast at a meeting of the holders of Magna's Class A Subordinate Voting Shares, excluding the votes attaching to Magna's Class A Subordinate Voting Shares beneficially owned, directly or indirectly, by Affiliates of Magna.

          (g) "Stronach Affiliate" shall mean Frank Stronach or any member of
               ------------------
his family or any trust established by or for the benefit of any of them, or any Person Controlled by any of them, includng without limitation the Stronach Trust, but not Controlled by Magna or its Board of Directors.

          2. Magna hereby covenants and agrees with the Company that, for the period commencing from the date hereof and ending on May 31, 2006, neither Magna nor any of its Controlled Affiliates shall, without obtaining prior Shareholder Consent thereto, (i) make any further debt or equity investment in, or otherwise give financial assistance to, the Company or any of its subsidiaries (which term shall include any Person in which 50% or more of the outstanding equity or voting securities is owned by the Company and/or any of its subsidiaries); or
(ii) invest in any business or assets determined in good faith by the independent directors of Magna to be non-automotive-related and not ancillary or incidental to Magna's automotive-related business.

          3.  Waiver.  Magna hereby waives any failure or delay on the part of
              ------
the Company or any third party beneficiary hereof in asserting or enforcing any of its rights or in making any claims or demands hereunder.

          4.  Amendment and Termination.  Prior to May 31, 2006 (the
              -------------------------
"Termination Date"), this Agreement may be amended or terminated by the parties hereto only upon the receipt by Magna of Shareholder Consent thereto. This Agreement shall automatically terminate on the Termination Date.

          5.  Rights of Magna Shareholders.  All holders of Magna's Class A
              ----------------------------
Subordinate Voting Shares, whether such shares were acquired prior to, on or after the date hereof, shall be intended third-party beneficiaries of this Agreement; provided that the third-party beneficiary rights of any such holder
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shall be limited to (i) the right to demand that Magna abide by its covenants under this Agreement and (ii) the right to proceed against Magna to enforce Magna's covenants under this Agreement.

                                      -2-
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          6.   Successors or Assigns.  This Agreement shall be binding upon and
               ---------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither party hereto shall be
                   -------- --------
entitled to assign their rights hereunder without obtaining prior Shareholder Consent.

          7.   Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

                           [Signature page follows.]

                                      -3-
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          IN WITNESS WHEREOF, Magna and the Company have each caused this
Agreement to be executed and delivered as of the day and year first above written by their respective officers thereunto duly authorized.


                              MAGNA INTERNATIONAL INC.



                              By: _______________________________________
                              Name:
                              Title:

                              By: _______________________________________
                              Name:
                              Title:


                              MAGNA ENTERTAINMENT CORP.



                              By: _______________________________________
                              Name:
                              Title:

                              By: _______________________________________
                              Name:
                              Title: